EXHIBIT 10.2
                                                                    ------------


            THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of September 7, 2004 (the "Effective Date"), by and between Able Laboratories, Inc., a Delaware corporation (the "Corporation"), and Janet E. Penner, the Vice President, Sales and Marketing (the "Employee"). The Agreement will be effective on the date on which the Employee begins employment.

                              W I T N E S S E T H:

            WHEREAS, the Corporation desires to provide for the continuing employment of Employee by the Corporation, and the Corporation and the Employee desire to set forth the terms and conditions on which, from and after the Effective Date, (i) the Corporation shall employ the Employee, (ii) the Employee shall render services to the Corporation, and (iii) the Corporation shall compensate the Employee for such services;

            NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the parties agree as follows:

1.          EMPLOYMENT; DUTIES
            ------------------

            (a) The Corporation engages and employs the Employee Janet E. Penner as Vice President, Sales and Marketing, and the Employee hereby accepts engagement and employment of the Corporation. In the capacity of Vice President, Sales and Marketing, the Employee, will perform all such executive and administrative duties and services for the Corporation as are consistent with that position and as are assigned to the Employee from time to time by the Corporation, including, but not limited to meeting production and growth objectives set by the management.

2.          TERM
            ----

            The Employee's employment hereunder shall be for an initial period of three (3) years commencing on the Effective Date and continuing through the third anniversary thereof, unless sooner terminated as hereinafter provided in
Section 5 below (the "Initial Term"). Thereafter, the term and each extension will be automatically extended for successive one-year periods (each a "Renewal Term"), subject to the provision of Section 5, unless either party gives written notice of termination to the other party at least sixty (60) days prior to the expiration of the Initial Term or the Renewal Term, as the case may be.

3.          COMPENSATION
            ------------

            (a) Subject to the terms and conditions of this Agreement, as compensation for the performance of her duties on behalf of the Corporation, the Employee shall be compensated as follows:

                        (i) The Corporation shall pay the Employee a base salary ("Base Compensation") at the rate of $200,000 per annum payable no less frequently than monthly in arrears on or before the first day of each succeeding month, plus other compensation as described below in Section 5.

                        (ii) The Corporation shall withhold all applicable federal, state and local taxes, social security and workers' compensation contributions and such other amounts as may be required by law or agreed upon by the parties with respect to the compensation payable to the Employee pursuant to this paragraph 3(a).

            (b) The Corporation shall reimburse the Employee for all reasonable expenses incurred by the Employee in furtherance of the business and affairs of the Corporation, including reasonable travel and entertainment, cell phone, home office expenses and other incidental expenses and all such other expenses against receipt by the Corporation of appropriate vouchers or other proof of the Employee's expenditures and otherwise in accordance with such expense reimbursement policy as may from time to time be adopted by the Board of Directors of the Corporation.

            (c) The Employee shall be entitled to accrue paid vacation at the rate of twenty (20) business days per annum, plus all designated Corporation holidays.

            (d) The President shall review the Employee's objectives and mutually agree to set targets and goals and review such objectives from time to time. Upon the commencement of the employment, the initial bonus shall be set at 25% of the base salary for the remainder of the year. In subsequent years, the annual bonus shall be no less than 25% of the base salary and will be based upon achieving the objectives mutually developed and agreed to with the President.

            (e) The Corporation shall provide health insurance coverage for the Employee and her family, and such other employee benefit plans and/or fringe benefits which, from time to time, the Corporation makes available to its senior management employees.

            (f) Upon the Effective Date, the Employee shall receive, from the Corporation, an option to purchase fifty thousand (50,000) shares of common stock of the Corporation (the "Option Shares") at an exercise price equal to the fair market price per share of the Corporation's common stock. Such option shall have a term of ten years and vest over three (3) years subject to the terms contained in the Corporation's stock option agreement attached as Exhibit A hereto.

            (g) Travel compensation: The Corporation agrees to provide a one-bedroom apartment paid for by the Corporation. Utilities, wireless connections, cable and reasonable meal expenses shall be provided to the Employee.

4.          REPRESENTATIONS AND WARRANTIES BY HE EMPLOYEE AND CORPORATION
            -------------------------------------------------------------

            The Employee hereby represents and warrants to the Corporation as follows:

            (a) Neither the execution and delivery of this Agreement nor the performance by the Employee of her duties and other obligations hereunder violate or will violate any statute, law, determination or award, or conflict with or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) any prior employment agreement, contract, or other instrument to which the Employee is a party or by which she is bound.

            (b) The Employee has the full right, power and legal capacity to enter and deliver this Agreement and to perform her duties and other obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the Employee enforceable against her in accordance with its terms. No approvals or consents of any persons or entities are required for the Employee to execute and deliver this Agreement or perform her duties and other obligations hereunder.

            The Corporation hereby represents and warrants to the Employee as follows:

            (c) The Corporation is duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own its properties and conduct its business in the manner presently contemplated.

            (d) The Corporation has full power and authority to enter into this Agreement and to incur and perform its obligations hereunder.

            (e) The execution, delivery and performance by the Corporation of this Agreement does not conflict with or result in a breach or violation of or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) the certificate of incorporation or by-laws of the Corporation, or any agreement or instrument to which the Corporation is a party or by which the Corporation of any of its properties may be bound or affected.

5.          INVENTIONS ASSIGNMENTS; CONFIDENTIAL INFORMATION
            ------------------------------------------------

            All inventions, improvements, ideas, names, patents, trademarks, copyrights, and innovations (including all data and records pertaining thereto), whether or not reduced to writing, which the Employee may originate, make or conceive during the term of her employment and for a period of three (3) months thereafter, either alone or with others and whether or not during working hours or by the use of facilities of the Corporation, and which relate to or are or may likely be useful in connection with the business or contemplated business of the Corporation ("Inventions") shall be the exclusive property of the Corporation.

            The Employee agrees that during the course of her employment or at any time after termination, she will not disclose or make accessible to any other person, the Corporation's products, services and technology, both current and under development, promotion and marketing programs, lists, trade secrets and other confidential and proprietary business information of the Corporation or any of its clients. The Employee agrees: (i) not to use any such information for herself or others; and (ii) not to take any such material or reproductions thereof from the Corporation's facilities at any time during her employment by the Corporation, except as required in the Employee's duties to the Corporation. The Employee agrees immediately to return all such material and reproductions thereof in her possession to the Corporation upon request and in any event upon termination of employment. The foregoing notwithstanding, the parties acknowledge and agree that the confidential and proprietary information of the Corporation and/or its clients shall not include the following: (a) information already in the public domain or hereafter disclosed to the public through no fault of the Employee; including but not limited to knowledge of (i) the business of other companies in the field, (ii) general business methods and structures useful in operating pharmaceutical marketing companies, (iii) the status of patents and other technology in the field other than those of the Corporation; (b) general knowledge about the field of pharmaceutical marketing obtained through the Employee's academic experience, or (c) specific ideas and projections of the field of evolution of pharmaceutical marketing.

            Except with prior written authorization by the Corporation, the Employee agrees not to disclose or publish any of the confidential, technical or business information or material of the Corporation, its clients or any other party to whom the Corporation owes an obligation of confidence, at any time during or after her employment with the Corporation.

6.          TERMINATION
            -----------

            (a) The Employee's employment hereunder shall terminate upon the first to occur of the following events:

            (i) the death of the Employee or the Disability of the Employee, as defined below; or

            (ii) termination by the Corporation, either with or without Cause (as defined below); or

            (iii) voluntary resignation by the Employee after providing the
                  Corporation with at least thirty (30) days prior written notice.

The date on which any of the events described in Section 6(a)(i) or 6(a)(ii) above, or the date that is thirty (30) days after the Employee has provided written notice under Section 6(a)(iii) above, will be deemed the "Termination Date."

            (b) Upon termination pursuant to clause 6(a)(i), at least 5,000 additional option shares (of the option shares granted to the employee on September 7, 2004) shall vest or have vested. "Disability" of the Employee shall be deemed to have occurred if the Employee, by virtue of any injury, sickness, or physical condition is unable to perform substantially and continuously the duties assigned to her hereunder for more than sixty (60) consecutive or non-consecutive days out of any consecutive twelve (12) month period, exclusive of any accrued vacation.

            (c) Upon termination pursuant to clause (a)(ii) for any reason other than for Cause (as defined below), (i) the Corporation shall offer the Employee three (3) months' Base Compensation as severance.

            (d) Upon termination by the Corporation pursuant to clause (a)(ii) for Cause or upon the voluntary resignation of the Employee pursuant to clause
(a)(iii), such termination shall be effective immediately or on the effective date of the Employee's notice, as the case may be, and the Employee will be paid a portion of the Base Compensation due through the Termination Date, which has not been paid to her.

            (e) For purposes of this Agreement, "Cause" shall mean the unlawful conduct of the Employee constituting a felony under the law or dishonest conduct of the Employee involving moral turpitude and causing material harm to the Corporation, willful, reckless or grossly negligent misconduct or insubordination which is or is reasonably likely to be injurious to the Corporation, monetarily or otherwise, continuing after written notice thereof by the Board of Directors or a material breach of any of the Employee's obligations (not occasioned by the Employee's death or Disability) hereunder after written notice by the Corporation and failure to cure within thirty (30) days of such notice.

7.          NOTICES
            -------

            Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been given upon receipt by the other party.

8.          SEVERABILITY OF PROVISIONS
            --------------------------

            If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

9.          ENTIRE AGREEMENT; MODIFICATION
            ------------------------------

            This Agreement contains the entire agreement of the Corporation and the Employee with respect to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement, which are not set forth herein. As of the Effective Date, this Agreement supersedes any prior agreement or arrangement relative to the Employee's employment with the Corporation; provided, that the Proprietary Information, Confidentiality and Inventions Agreement dated as of September 7, 2004 by and between the Employee and the Corporation remains in full force and effect. No modification or waiver of any provisions hereof shall be made unless made in writing and signed by the Employee and a properly authorized representative of the Corporation.

10.         BINDING EFFECT
            --------------

            The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Corporation, its successors and assigns, and upon the Employee and her legal representatives. This Agreement constitutes a personal service agreement, and the performance of the Employee's obligations hereunder may not be transferred or assigned by the Employee.

11.         NON-WAIVER
            ----------

            The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

12.         GOVERNING LAW; WAIVER OF JURY TRIAL
            -----------------------------------

            This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New Jersey without regard to principles of conflict of laws. The parties irrevocably waive all right to a trial by jury in any suit, action, or other proceeding hereafter instituted by or against such party in respect of its obligations hereunder or the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                             ABLE LABORATORIES, INC.


                                             By:  /s/ Robert Weinstein
                                                  -------------------------
                                             Name:  Robert Weinstein
                                                    -----------------------
                                             Title: Chief Financial Officer
                                                    -----------------------


            EMPLOYEE

            Agreed and Accepted

            /s/ Janet E. Penner
            ---------------------

                                                   Grant Date: September 7, 2004
                                                                       Grant #34

                             INCENTIVE STOCK OPTION

                                   Granted by

                             Able Laboratories, Inc.

                                    Under the

                            2003 Stock Incentive Plan


            For valuable consideration, the receipt of which is hereby acknowledged, Able Laboratories, Inc., a Delaware corporation (hereinafter together with its subsidiaries, where the context permits, referred to as the "Company"), hereby grants to the Holder named in Schedule A attached hereto the following Incentive Stock Option:

            SECTION 1. GRANT OF OPTION. Subject to the terms and conditions hereinafter set forth, the Holder is hereby given the right and option to purchase from the Company shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"). Schedule A attached hereto and hereby incorporated herein sets forth with respect to this option (i) its expiration date, (ii) its exercise price per share, (iii) the maximum number of shares that the Holder may purchase upon exercise hereof, (iv) the vesting schedule, and (v) certain other terms and conditions applicable to this option and incorporated herein. This option shall terminate in all respects, and all rights and options to purchase shares hereunder shall terminate, ten years from the Grant Date set forth above. The right to purchase shares hereunder shall be cumulative.

            This option is and shall be subject in every respect to the provisions of the Company's 2003 Stock Incentive Plan (the "Plan"), as amended from time to time, which is incorporated herein by reference and made a part hereof. In the event of any conflict or inconsistency between the terms hereof and those of the Plan, the latter shall prevail. References herein to the Committee shall mean the Committee as defined in the Plan.

            SECTION 2. EXERCISE OF OPTION. This option shall be exercised by the delivery of written notice to the Company (the "Notice") setting forth the number of shares with respect to which the option is to be exercised and the address to which the certificates for such shares are to be mailed, together with (i) delivery of a personal, certified or bank check or postal money order payable to the order of the Company for an amount equal to the option price for the number of shares specified in the Notice, or (ii) with the consent of the Committee, shares of Common Stock of the Company which (a) either have been owned by the Holder for more than six (6) months and are not subject to restrictions under any Plan on the date of surrender or were not acquired, directly or indirectly, from the Company, and (b) have a fair market value on the date of surrender not greater than the option price for the shares as to which such option is being exercised, or (iii) with the consent of the Committee, delivering to the Company a properly executed Notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the Holder chooses to pay the purchase price as so provided, the Holder and the broker shall comply with such procedures and enter into such agreement of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; provided that the Company need not act upon such Notice until the Company receives full payment of the exercise price, or (iv) with the consent of the Committee, a personal recourse note issued by the Holder to the Company in a principal amount equal to such aggregate exercise price and with such other terms, including interest rate and maturity, as the Company may determine in its discretion, provided that the interest rate borne by such note shall not be less than the lowest applicable federal rate, as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended, or (v) with the consent of the Committee, any combination of such methods of payment. For the purpose of the preceding sentence, the fair market value per share of the Common Stock so delivered to the Company shall be the closing price per share on the date of delivery as reported by such registered national securities exchange on which the Common Stock is listed, or, if the Common Stock is not listed on such an exchange, as quoted on NASDAQ; provided, that, if there is no trading on such date, the fair market value shall be deemed to be the closing price per share on the last preceding date on which the Common Stock was traded. If the Common Stock is not listed on any national registered securities exchange or quoted on NASDAQ, the fair market value of the Common Stock shall be determined in good faith by the Committee.

            SECTION 3. CONDITIONS AND LIMITATIONS. The Company, in its discretion, may file a registration statement on Form S-8 under the Securities Act of 1933 to register shares of Common Stock reserved for issuance under the Plan. At any time at which such a registration statement is not in effect, it shall be an additional condition precedent to any exercise of this option that the Holder shall deliver to the Company a customary "investment letter" satisfactory to the Company and its counsel in which, among other things, the Holder shall state that the Holder is purchasing the shares for investment and acknowledges that they are not freely transferable except in compliance with state and federal securities laws.

            SECTION 4. DELIVERY OF SHARES. Within a reasonable time after receipt by the Company of the Notice and payment for any shares to be purchased hereunder and, if required as a condition to exercise, the investment letter described in Section 3, the Company will deliver or cause to be delivered to the Holder (or if any other individual or individuals are exercising this option, to such individual or individuals) at the address specified in the Notice a certificate or certificates for the number of shares with respect to which the option is then being exercised, registered in the name or names of the individual or individuals exercising the option, either alone or jointly with another person or persons with rights of survivorship, as the individual or individuals exercising the option shall prescribe in writing to the Company at or prior to such purchase; provided, however, that if any law or regulation or order of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require the Company or the Holder (or the individual or individuals exercising this option) to take any action in connection with the shares then being purchased, the date for the delivery of the certificates for such shares shall be extended for the period necessary to take and complete such action, it being understood that the Company shall have no obligation to take and complete any such action. The Company may imprint upon such certificate the legend set forth in the Plan or such other legends referencing stock transfer restrictions which counsel for the Company considers appropriate. Delivery by the Company of the certificates for such shares shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Holder, at the address specified in the Notice.

            SECTION 5. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. The existence of this option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of Common Stock, or any issue of bonds, debentures, preferred or prior preference stock or other capital stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

            If the Company shall effect a stock dividend, stock split or similar change in capitalization affecting the shares of Common Stock outstanding, in any such case without receiving compensation therefor in money, services or property, then the number, class, and price per share of shares of Common Stock subject to this option shall be appropriately adjusted in such a manner as to entitle the Holder to receive upon exercise of this option, for the same aggregate cash consideration, the same total number and class of shares as the Holder would have received as a result of the event requiring the adjustment had the Holder exercised this option in full immediately prior to such event.

            Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon the conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason therefor shall be made with respect to, the number or price of shares of Common Stock then subject to option.

            SECTION 6. EFFECT OF CERTAIN TRANSACTIONS. After a merger of one or more corporations with or into the Company or after a consolidation of the Company and one or more corporations in which the stockholders of the Company immediately prior to such merger or consolidation own after such merger or consolidation shares representing at least fifty percent (50%) of the voting power of the Company or the surviving or resulting corporation, as the case may be, the Holder shall, at no additional cost, be entitled upon exercise of this option to receive in lieu of the shares of Common Stock as to which this option was exercisable immediately prior to such event, the number and class of shares of stock or other securities, cash or property (including, without limitation, shares of stock or other securities of another corporation or Common Stock) to which the Holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, the Holder had been the holder of record of a number of shares of Common Stock equal to the number of shares for which this option shall be so exercised.

            If the Company is merged with or into or consolidated with another corporation, other than a merger or consolidation in which the stockholders of the Company immediately prior to such merger or consolidation continue to own after such merger or consolidation shares representing at least fifty percent (50%) of the voting power of the Company or the surviving or resulting corporation, as the case may be, or if the Company is liquidated, or sells or otherwise disposes of substantially all its assets to another corporation while this option remains outstanding, then (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, the Holder of this option shall be entitled, upon exercise of this option, to receive, in lieu of the shares of Common Stock as to which this option was exercisable immediately prior to such event, the number and class of shares of stock or other securities, cash or property (including, without limitation, shares of stock or other securities of another corporation or Common Stock) to which the Holder would have been entitled pursuant to the terms of the merger, consolidation, liquidation, sale or disposition if, immediately prior to such event, the Holder had been the holder of a number of shares of Common Stock equal to the number of shares as to which such option shall be so exercised;
(ii) the Committee may accelerate the time for exercise of this option, so that from and after a date prior to the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, specified by the Committee, such accelerated options shall be exercisable in full; or (iii) this option may be canceled by the Committee as of the effective date of any such merger, consolidation, liquidation, sale or disposition provided that (x) notice of such cancellation shall be given to the Holder and (y) the Holder shall have the right to exercise this option to the extent that the same is then exercisable or, if the Committee shall have accelerated the time for exercise of this option pursuant to clause (ii) above, in full during the 10-day period preceding the effective date of such merger, consolidation, liquidation, sale or disposition.

            SECTION 7. RIGHTS OF HOLDER. No person shall, by virtue of the granting of this option to the Holder, be deemed to be a holder of any shares purchasable under this option or to be entitled to the rights or privileges of a holder of such shares unless and until this option has been exercised with respect to such shares and they have been issued pursuant to that exercise of this option.

            The Company shall, at all times while any portion of this option is outstanding, reserve and keep available, out of shares of its authorized and unissued stock or reacquired shares, a sufficient number of shares of its Common Stock to satisfy the requirements of this option; shall comply with the terms of this option promptly upon exercise of the option rights; and shall pay all fees or expenses necessarily incurred by the Company in connection with the issuance and delivery of shares pursuant to the exercise of this option.

            SECTION 8. TRANSFER AND TERMINATION. This option is not transferable by the Holder otherwise than by will or under the laws of descent and distribution. The granting of this option shall not impose upon the Company any obligation to employ or to continue to employ the Holder. The right of the Company to terminate the employment of the Holder shall not be diminished or affected by reason of the fact that this option has been granted to such Holder.

            This Option is exercisable, during the Holder's lifetime, only by the Holder, and by the Holder only while the Holder is an employee of the Company, except that if the Holder's employment by the Company terminates for any reason other than death, Disability (as defined in the Plan) or for Cause, the Holder shall have the right to exercise this Option within thirty (30) days after the date of such termination of employment (but not later than the expiration date of this Option) with respect to shares which were purchasable by the Holder by exercise of this Option at the time of said termination of employment.

            As used herein, "Cause" shall mean (x) any material breach by the Holder of any agreement to which the Holder and the Company (or any parent or subsidiary) are both parties, (y) any act (other than retirement) or omission to act by the Holder which may have a material and adverse effect on the business of the Company (or any parent or subsidiary) or on the Holder's ability to perform services for the Company (or any parent or subsidiary), including, without limitation, the commission of any crime (other than ordinary traffic violations), or (z) any material misconduct or material neglect of duties by the Holder in connection with the business or affairs of the Company (or any parent or subsidiary) or any affiliate of the Company (or any such parent or subsidiary).

            In the event of the death or Disability of the Holder while the Holder is in the employ of the Company (or any parent or subsidiary of the Company) and before the expiration date of this option, this option shall terminate on the earlier of its expiration date or a date one (1) year after the date of his death or Disability. After the death of the Holder, the Holder's executors, administrators or any person or persons to whom the Holder's option has been transferred by will or by the laws of descent and distribution shall have the right to exercise this option at any time prior to the earlier of the date of expiration of this option or one (1) year after the date of the death of the original Holder.

            SECTION 9. NOTIFICATION OF DISQUALIFYING DISPOSITION. The Holder agrees to notify the Company in writing immediately after making a Disqualifying Disposition of any shares of Common Stock received pursuant to the exercise of this Option. The Holder also agrees to provide the Company with any information that the Company shall request concerning any such Disqualifying Disposition.

                        9.1 DISQUALIFYING DISPOSITION. A "Disqualifying Disposition" shall have the meaning specified in Section 421(b) of the Internal Revenue Code of 1986, as amended, or any successor provision; as of the date of grant of this Option, a Disqualifying Disposition is any disposition (including any sale) of such shares before the later of (a) the second anniversary of the date of grant of this Option or (b) the first anniversary of the date on which the Holder acquired such shares by exercising this Option, PROVIDED that such holding period requirements terminate upon the death of the Holder.

                        9.2 FORFEITURE OF FAVORABLE TAX TREATMENT. The Holder acknowledges that he or she will forfeit the favorable income tax treatment otherwise available with respect to the exercise of this Option if he or she makes a Disqualifying Disposition of shares received upon exercise of this Option.

            SECTION 10.  WITHHOLDING OF TAXES.

                        10.1 UPON A DISQUALIFYING DISPOSITION. If the Company in its discretion determines that it is obligated to withhold tax with respect to a Disqualifying Disposition of shares of Common Stock received on exercise of this Option, the Holder agrees that the

Company may withhold from the Holder's wages, or other amounts due to the Holder from the Company, the appropriate amount of federal, state or local withholding taxes attributable to such Disqualifying Disposition.

                        10.2 UPON TREATMENT AS A NON-STATUTORY OPTION. If any portion of this Option is treated as a Non-Statutory Option (as defined in the Plan), the Holder hereby agrees that the Company may withhold from the Holder's wages, or other amounts due to the Holder from the Company, the appropriate amount of federal, state and local withholding taxes attributable to the Holder's exercise of such Non-Statutory Option.

                        10.3 ELECTION AS TO METHOD OF SATISFYING WITHHOLDING OBLIGATION. At the Holder's election, the amount required to be withheld may be satisfied, in whole or in part, by (a) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to the exercise of such Non-Statutory Option a number of shares with an aggregate fair market value that would satisfy the minimum withholding amount due with respect to such exercise, or (b) transferring to the Company shares of Common Stock that have been purchased by the Holder on the open market or have been beneficially owned by the Holder for a period of at least six months and are not then subject to restrictions under any Plan and with an aggregate fair market value that would satisfy the minimum withholding amount due.

                        10.4 AGREEMENT TO REIMBURSE COMPANY FOR WITHHOLDING OBLIGATION. The Holder further agrees that, if the Company does not withhold an amount from the Holder's wages sufficient to satisfy the Company's withholding obligation, the Holder will reimburse the Company on demand, in cash, for the amount underwithheld.

            SECTION 11. NOTICE. Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company and delivered by hand or by mail to the Chief Financial Officer of the Company, 6 Hollywood Court, South Plainfield, New Jersey 07080 or such other address as the Company may hereafter designate.

            Any notice to be given to the Holder hereunder shall be deemed sufficient if addressed to and delivered in person to the Holder or when deposited in the mail, postage prepaid, addressed to the Holder at the Holder's address furnished to the Company.

            SECTION 12. GOVERNMENT AND OTHER REGULATIONS. This option is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Holder agrees that the Holder will not exercise the option granted hereby nor will the Company be obligated to issue or sell any shares of stock hereunder if the exercise thereof or the issuance or sale of such shares, as the case may be, would constitute a violation by the Holder or the Company of any such law, regulation or order or any provision thereof. The Company shall not be obligated to take any affirmative action in order to cause the exercise of this option or the issuance or sale of shares pursuant hereto to comply with any such law, regulation, order or provision.

            SECTION 13. GOVERNING LAW. This option shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware.

            IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the date first written above.

                                            Able Laboratories, Inc.


                                            By:  /s/ Robert Weinstein
                                                --------------------------------
                                            Its:  Chief Financial Officer
                                                 -------------------------------

                                   SCHEDULE A

                             ABLE LABORATORIES, INC.

                  2003 INCENTIVE STOCK OPTION PLAN STOCK OPTION
                  ---------------------------------------------


Date of Grant:                              September 7, 2004

Name of Holder:                             Janet E. Penner

Address:

Social Security Number:                     __________

Maximum number of shares for which
this Option is exercisable:                 50,000

Exercise (purchase) price per share:        $20.82
                                            ------

Expiration date of this Option:             September 7, 2014

Vesting schedule:                           September 7, 2005 -   17,000
                                            March 7, 2006 -        8,500
                                            September 7, 2006 -    8,500
                                            December 7, 2006 -     4,000
                                            March 7, 2007 -        4,000
                                            June 7, 2007 -         4,000
                                            September, 2007 -      4,000

OTHER TERMS AND CONDITIONS: The Holder agrees that upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, the Holder shall agree in writing that for a period of time not to exceed one hundred eighty (180) days from the effective date of any registration of securities of the Company the Holder will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of Common Stock issued pursuant to the exercise of this option without the prior written consent of the Company or such underwriters, as the case may be.

                                      * * *

The undersigned Holder acknowledges receipt of the stock option of which this Schedule A is a part.

                                   -------------------------------
                                   Holder's Signature
                                   Print Name: